Exhibit 23.1

Date: April 5, 2017

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Spirit International Inc (File No. 333-197056)

We hereby consent to the inclusion in Spirit International's Registration Statement (the “Registration Statement”) on Form 10-K of Spirit International, Inc (the “Company”) of our report, dated March 30, 2017, with respect to our audit of the financial statements of the Company as of December 31, 2016 and 2015 and the results of its operations, changes in equity and cash flows for the years ended then.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Sincerely,

/s/ Dov Weinstein & Co. C.P.A. (Isr)
Dov Weinstein
Jerusalem, Israel